AMENDMENT AGREEMENT

THIS AGREEMENT is dated for reference as of February 13, 2006.

AMONG:

TCF VENTURES CORP., with an office at 162-2906 West Broadway, Vancouver, British Columbia V6K 2G8

(the “Consultant”)

AND:

UPSTREAM BIOSCIENCES INC. a private Canadian corporation, with an office at 1000-595 Burrard Street, Vancouver, British Columbia V7X 1S8

(the “Company”)

AND:

UPSTREAM BIOSCIENCES INC., a Nevada corporation, with an office at 803-699 Cardero Street, Vancouver, British Columbia V6G 3H7

(“Pubco”)

WHEREAS:

A.           The parties hereto entered into a Consultant Engagement Agreement dated February 7, 2006 (the “Consultant Agreement”), whereby the Consultant agreed to offer financial advisory services to the Company and Pubco in consideration for cash and common shares in the capital of Pubco as set out in the Consultant Agreement; and

B.           The parties to the Consultant Agreement wish to enter into this Agreement to amend the terms of the Consultant Agreement and incorporate mandatory securities law provisions that were omitted from the Consultant Agreement.

THEREFORE, in consideration of $1.00 now paid by each of the parties to the other and of the mutual covenants contained in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

1.	AMENDMENT TO SECTION 2.2

1.1          Section 2.2 of the Consultant Agreement is hereby amended by deleting Section 2.2 in its entirety and by substituting the following:

“2.2                      Subject to the execution of a Stock Option and Subscription Agreement to be entered into between the Consultant and Pubco (the “Subscription Agreement”), and subject to the closing of the Amended and Restated Share Exchange Agreement dated February 24, 2006 (the “Amendment Agreement”), among Pubco, the Company, the shareholders of the Company and Steve Bajic, Pubco will immediately issue 300,000 Pubco common shares to the Consultant at a rate of US$0.001/share, as an Agreement signing bonus.

Furthermore, subject to the execution of the Subscription Agreement and the closing of the Amendment Agreement, Pubco will immediately issue another 200,000 Pubco common shares to the Consultant at a rate of US$0.001/share as an additional Agreement signing bonus.

These 200,000 Pubco common shares will be held in a mutually agreeable escrow account and released to the Consultant upon the successful closing of any debt, equity or convertible security financing round after the Series C Financing round (discussed herein).”

2.	AMENDMENT TO SECTION 2.3

2.1          Section 2.3 of the Consultant Agreement is hereby amended by deleting Section 2.3 in its entirety and by substituting the following:

“2.3    In addition to the Fee and issuance of Pubco common shares described above, and subject to the execution of the Subscription Agreement and the closing of the Amendment Agreement, Pubco will issue to the Consultant 400,000 stock options to purchase 400,000 Pubco common shares at an exercise price of US$0.80 per share until March 1, 2016 (the “Options”). The Options will vest over a three (3) year period on the following schedule:

•	100,000 options will vest immediately following: (i) the execution of this Agreement; (ii) the execution of the Subscription Agreement; and (iii) the closing of the Amendment Agreement.
•	100,000 options will vest annually thereafter until a total of 400,000 options have been fully vested.”
3.	GENERAL TERMS

3.1          The Consultant Agreement and this Agreement will be read and construed as one agreement.

3.2	The Consultant Agreement, as modified hereby, will remain in full force and effect.

3.3          Unless explicitly stated otherwise, all dollar amounts referred to in this Agreement are in lawful money of Canada.

3.4          This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia applicable to contracts made and to be performed therein.

3.5          The headings appearing in this Agreement have been inserted for convenience of reference only and in no way define, limit, or enlarge the scope or meaning of the provisions of this Agreement.

3.6          This Agreement may be executed in counterparts, both of which when so executed will be deemed to be an original and will have the same force and effect as an original, and such counterparts together will constitute one and the same instrument. Any party may deliver an executed counterpart signature page to this Agreement by facsimile transmission.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

TCF VENTURES CORP.

Per:	/s/ Tim Fernback
Authorized Signatory

UPSTREAM BIOSCIENCES INC. (a private Canadian corporation)

Per:	/s/ Dexster Smith
Authorized Signatory

UPSTREAM BIOSCIENCES INC. (a Nevada corporation)

Per:	/s/ Steve Bajic
Authorized Signatory